Exhibit 99.1

Globus Medical Reports Second Quarter 2024 Results

AUDUBON, PA, August 6, 2024: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended June 30, 2024.

•	Worldwide net sales were $629.7 million, an increase of 115.9% or 117.3% on a constant currency basis
•	GAAP net income for the quarter was $31.8 million
•	GAAP diluted earnings per share (“EPS”) was $0.23 and non-GAAP diluted EPS was $0.75
•	Non-GAAP adjusted EBITDA was $190.4 million, or 30.2% of net sales

“I’m pleased with the quarterly results, demonstrating our team’s strong performance as we continue to execute our long-term growth strategy, deliver on NuVasive integration plans, launch meaningful new products into the market and drive strong financial performance,” said Dan Scavilla, President and Chief Executive Officer. “I believe the potential for Globus has never been greater, as we redefine surgery with procedural solutions built around enabling technology.”

“Our second quarter results demonstrate our continued commitment to achieving excellence in commercial execution, while driving integration objectives to achieve synergy goals,” commented Keith Pfeil, COO-CFO. “I am pleased with our results thus far in 2024 and I  believe we remain well positioned to deliver against our objectives for the remainder of this year, as well as into the future.  Looking ahead, we will continue to focus on commercial initiatives to drive profitable growth and operational initiatives to drive enhanced efficiencies.”

Worldwide net sales for the second quarter of 2024 were $629.7 million, an as-reported increase of 115.9% over the second quarter of 2023.  U.S. net sales for the second quarter of 2024 increased by 103.5% compared to the second quarter of 2023. International net sales increased by 182.3% over the second quarter of 2023 on an as-reported basis, and an increase of 191.3% on a constant currency basis. Net Sales increases were driven by the addition of NuVasive, as well as increased volume of spine product sales and enabling technology products and services.

GAAP net income for the second quarter of 2024 was $31.8 million, a decrease of 45.0% over the same period in the prior year. Diluted EPS for the second quarter was $0.23, compared to $0.57 for the second quarter of 2023. The GAAP net income was primarily driven by the amortization costs of purchase-accounting-related fair-value step ups and restructuring costs.  Non-GAAP diluted EPS for the second quarter of 2024, which excludes, among other costs, both acquisitions related and restructuring costs, was $0.75, compared to $0.63 in the second quarter of 2023, an increase of 20.0%.

Net cash provided by operating activities was $54.3 million, and non-GAAP free cash flow was $26.5 million for the second quarter of 2024.

2025 Annual Guidance

The Company raised its guidance for full year 2024 revenue to be in the range of $2.47 to $2.49 billion, and non-GAAP fully diluted earnings per share in the range of $2.80 to $2.90.

Conference Call Information

Globus Medical will hold a teleconference to discuss its second quarter 2024 results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at http://www.investors.globusmedical.com/news-events/events-webcasts.

To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition of in-process research and development, merger and acquisition related costs/licensing, restructuring related costs, certain foreign currency acquisition-related impacts, and gains and losses from strategic investments, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Merger and acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, retention bonus, duplicative costs and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Restructuring related costs include severance, retention bonus, accelerated stock-based compensation expense, and costs associated with consolidating facilities.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.  We also adjusted for certain foreign currency impacts related to the acquisition costs and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.

In addition, for the period ended June 30, 2024 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition of in-process research and development, merger and acquisition related costs/licensing, restructuring related costs, certain foreign currency impacts, gains and losses from strategic investments, the impact of dilution attributable to the Convertible Notes, and the tax effects of all of the foregoing adjustments. We also present Non-GAAP gross profit, which excludes the impacts of any inventory acquisition-related costs within cost of goods sold. The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends.  Additionally, for the period ended June 30, 2024 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with the integration of the NuVasive business and our ability to successfully integrate and achieve anticipated synergies with the integration, health epidemics, pandemics and similar outbreaks, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission.  These documents are available at www.sec.gov. Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2024	2023	2024	2023
Net sales	$629,691	$291,615	$1,236,357	$568,303
Cost of sales	260,040	76,473	501,527	147,298
Gross profit	369,651	215,142	734,830	421,005

Operating expenses:
Research and development	37,698	21,347	94,966	42,429
Selling, general and administrative	238,119	120,069	486,829	242,485
Provision for litigation, net	1,335	(2,740)	1,304	(2,740)
Amortization of intangibles	29,709	4,547	59,385	9,148
Acquisition-related costs	13,734	5,707	16,152	7,068
Restructuring Costs	(566)	—	18,575
Total operating expenses	320,029	148,930	677,211	298,390

Operating income/(loss)	49,622	66,212	57,619	122,615

Other income/(expense), net
Interest income/(expense), net	(2,335)	8,294	(4,229)	14,791
Foreign currency transaction gain/(loss)	(703)	(548)	(16,074)	(336)
Other income/(expense)	997	716	1,707	793
Total other income/(expense), net	(2,041)	8,462	(18,596)	15,248

Income/(loss) before income taxes	47,581	74,674	39,023	137,863
Income tax provision/(benefit)	15,821	16,962	14,380	31,022

Net income/(loss)	$31,760	$57,712	$24,643	$106,841

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	492	40	871	4,338
Foreign currency translation gain/(loss)	(1,298)	315	(2,530)	1,225
Total other comprehensive income/(loss), net of tax	(806)	355	(1,659)	5,563
Comprehensive income/(loss)	$30,954	$58,067	$22,984	$112,404

Earnings per share:
Basic	$0.23	$0.57	$0.18	$1.06
Diluted	$0.23	$0.57	$0.18	$1.05
Weighted average shares outstanding:
Basic	135,195	100,373	135,276	100,326
Diluted	136,979	101,782	136,836	101,989

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
(In thousands, except share and per share values)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$410,424	$467,292
Short-term marketable securities	82,509	50,497
Accounts receivable, net of allowances of $19,256 and $8,934, respectively	611,784	503,235
Inventories	770,463	848,135
Prepaid expenses and other current assets	46,213	44,580
Income taxes receivable	2,498	1,635
Total current assets	1,923,891	1,915,374
Property and equipment, net of accumulated depreciation of $480,290 and $425,695, respectively	571,776	586,932
Operating lease right of use assets	53,881	59,931
Long-term marketable securities	27,795	75,428
Intangible assets, net	866,565	924,603
Goodwill	1,454,117	1,434,540
Other assets	77,569	78,590
Deferred income taxes	18,199	10,685
Total assets	$4,993,793	$5,086,083

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$67,163	$56,671
Accrued expenses	215,885	240,460
Operating lease liabilities	11,118	11,967
Income taxes payable	11,429	3,845
Senior convertible notes	430,485	—
Business acquisition liabilities	38,221	61,035
Deferred revenue	19,845	18,369
Total current liabilities	794,146	392,347
Business acquisition liabilities, net of current portion	83,111	78,323
Operating lease liabilities	87,702	91,037
Senior convertible notes	—	417,400
Deferred income taxes and other tax liabilities	27,264	84,421
Other liabilities	25,205	24,596
Total liabilities	1,017,428	1,088,124

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 112,928,331 and 113,905,565 shares at June 30, 2024 and December 31, 2023, respectively	113	114
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at June 30, 2024 and December 31, 2023, respectively	22	22
Additional paid-in capital	2,913,609	2,870,749
Accumulated other comprehensive income/(loss)	(11,851)	(10,192)
Retained earnings	1,074,472	1,137,266
Total equity	3,976,365	3,997,959
Total liabilities and equity	$4,993,793	$5,086,083

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
(In thousands)	2024	2023
Cash flows from operating activities:
Net income	$24,643	$106,841
Adjustments to reconcile net income to net cash provided by operating activities:
Acquired in-process research and development	12,613	—
Depreciation and amortization	118,849	36,183
Amortization of premiums on marketable securities	(14)	786
Provision for excess and obsolete inventory	10,498	3,972
Amortization of inventory fair value step up	107,341	—
Amortization of 2025 Note fair value step up	13,315	—
Stock-based compensation expense	30,073	17,542
Allowance for doubtful accounts	11,481	1,863
Change in fair value of business acquisition liabilities	12,739	3,280
Change in deferred income taxes	(65,275)	(11,160)
(Gain)/loss on disposal of assets, net	464	129
Payment of business acquisition-related liabilities	(16,965)	(1,490)
Net (gain)/loss from foreign currency adjustment	6,558	—
(Increase) decrease in:
Accounts receivable	(124,206)	(28,237)
Inventories	(22,855)	(38,658)
Prepaid expenses and other assets	(2,001)	(2,100)
Increase (decrease) in:
Accounts payable	11,561	(2,769)
Accrued expenses and other liabilities	(28,951)	(888)
Income taxes payable/receivable	6,777	3,047
Net cash provided by/(used in) operating activities	106,645	88,341
Cash flows from investing activities:
Purchases of marketable securities	(12,174)	(81,381)
Maturities of marketable securities	21,709	159,328
Sales of marketable securities	7,404	21,788
Purchases of property and equipment	(56,366)	(33,859)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(17,535)	(2,662)
Net cash provided by/(used in) investing activities	(56,962)	63,214
Cash flows from financing activities:
Payment of business acquisition-related liabilities	(33,921)	(4,034)
Net proceeds from exercise of stock options	17,651	8,058
Payments related to tax withholdings for share-based compensation	(5,955)	—
Repurchase of common stock	(84,787)	—
Net cash provided by/(used in) financing activities	(107,012)	4,024
Effect of foreign exchange rates on cash	461	407
Net increase/(decrease) in cash and cash equivalents	(56,868)	155,986
Cash and cash equivalents at beginning of period	467,292	150,466
Cash and cash equivalents at end of period	$410,424	$306,452

Supplemental disclosures of cash flow information:
Income taxes paid, net	$71,586	$38,979
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$9,508	$5,366

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2024	2023	2024	2023
Musculoskeletal Solutions	$592,913	$256,855	$1,167,610	$508,462
Enabling Technologies	36,778	34,760	68,747	59,841
Total net sales	$629,691	$291,615	$1,236,357	$568,303

Liquidity and Capital Resources:

	June 30,	December 31,
(In thousands)	2024	2023
Cash and cash equivalents	$410,424	$467,292
Short-term marketable securities	82,509	50,497
Long-term marketable securities	27,795	75,428
Total cash, cash equivalents and marketable securities	$520,728	$593,217

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except percentages)	2024	2023	2024	2023
Net income/(loss)	$31,760	$57,712	$24,643	$106,841
Interest (income)/expense, net	2,335	(8,294)	4,229	(14,791)
Provision for income taxes	15,821	16,962	14,380	31,022
Depreciation and amortization	63,588	18,075	118,849	36,183
EBITDA	113,504	84,455	162,101	159,255
Stock-based compensation expense	12,735	8,589	25,174	17,542
Provision for litigation, net	1,335	(2,740)	1,304	(2,740)
Merger and acquisition-related costs/licensing	67,613	5,809	124,000	7,184
Acquisition of in-process research and development	—	—	12,613	—
Net (gain) loss from strategic investments	(490)	—	(267)	—
Non-cash acquisition-related foreign currency impacts	(4,633)	—	6,558	—
Restructuring costs	371	—	25,533	—
Adjusted EBITDA	$190,435	$96,113	$357,016	$181,241

Net income/(loss) as a percentage of net sales	5.0%	19.8%	2.0%	18.8%
Adjusted EBITDA as a percentage of net sales	30.2%	33.0%	28.9%	31.9%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2024	2023	2024	2023
Net income/(loss)	$31,760	$57,712	$24,643	$106,841
Provision for litigation, net	1,335	(2,740)	1,304	(2,740)
Amortization of intangibles	29,709	4,547	59,385	9,148
Merger and acquisition-related costs/licensing	67,613	5,809	124,000	7,184
Acquisition of in-process research and development	—	—	12,613	—
Non-cash acquisition-related foreign currency impacts	(4,633)	—	6,558	—
Restructuring Costs	371	—	25,534	—
Net gain/(loss) on strategic investments	(490)	—	(267)	—
Tax effect of adjusting items	(22,941)	(1,730)	(52,947)	(3,059)
Non-GAAP net income/(loss)	$102,724	$63,598	$200,823	$117,374

Non-GAAP Gross Profit Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2024	2023	2024	2023
Cost of sales	$260,040	$76,473	$501,527	$147,298
Merger and acquisition related costs/licensing	(53,670)	—	(107,341)	—
Adjusted cost of sales	$206,370	$76,473	$394,186	$147,298

Adjusted gross profit	$423,321	$215,142	$842,171	$421,005
Adjusted gross profit as a percentage	67.2%	73.8%	68.1%	74.1%

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2024	2023	2024	2023
Diluted earnings per share, as reported	$0.23	$0.57	$0.18	$1.05
Provision for litigation, net	0.01	(0.03)	—	(0.03)
Amortization of intangibles	0.22	0.04	0.43	0.09
Merger and acquisition-related costs/licensing	0.49	0.06	0.91	0.07
Acquisition of in-process research and development	—	—	0.09	—
Net (gain) loss from strategic investments	(0.00)	—	(0.00)	—
Non-cash acquisition-related foreign currency impacts	(0.03)	—	0.05	—
Tax effect of adjusting items	(0.17)	(0.02)	(0.39)	(0.03)
Restructuring costs	0.00	—	0.20	—
Non-GAAP diluted earnings per share	$0.75	$0.63	$1.47	$1.15

*amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$54,258	$35,028	$106,645	$88,341
Purchases of property and equipment	(27,798)	(17,868)	(56,366)	(33,859)
Free cash flow	$26,460	$17,160	$50,279	$54,482

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2024	2023	Growth	Period Net Sales	Growth
United States	$499,460	$245,490	103.5%	$—	103.5%
International	130,231	46,125	182.3%	(4,109)	191.3%
Total net sales	$629,691	$291,615	115.9%	$(4,109)	117.3%

	Six Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2024	2023	Growth	Period Net Sales	Growth
United States	$982,386	$479,609	104.8%	$—	104.8%
International	253,971	88,694	186.3%	(5,569)	192.6%
Total net sales	$1,236,357	$568,303	117.6%	$(5,569)	118.5%

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Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com